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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 9, 2000
                                                  ---------------

                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)





          Delaware                     0-14120               23-1462070
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(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                 Number)           Identification No.)


Welsh and McKean Roads, P.O. Box 844, Spring House, PA               19477
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         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (215) 657-4000
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Item 5.  Other Events

On October 9, 2000 Advanta Corp. (the "Company" or "Advanta") announced that, on a preliminary basis, the Company estimates that net income for the third quarter will be approximately $8 million or approximately $0.32 per share on a diluted basis for Class A and Class B shares combined. Operating earnings per share, on a diluted basis, for the third quarter are expected to be approximately breakeven. The results for the third quarter have been impacted primarily by a slower than anticipated turnaround of the Company's leasing business, lower mortgage origination volume due to continued implementation during the quarter of processes required by the regulatory agreements, and strengthening of reserves for the Company's business credit card unit due to the maturing and growth of this portfolio as well as regulatory factors and considerations. Advanta expects to release its final earnings results for the third quarter on Tuesday, October 24, 2000. Management will hold its regularly scheduled conference call with analysts and institutional investors on October 24 at 9:00 am Eastern time to discuss the quarter's results.

The Company is also revising its outlook for the remainder of the year. Because the Company is in the process of evaluating strategic alternatives for its mortgage and leasing businesses, it is not in a position to provide specific guidance for the remainder of the year at this time. The Company will update its progress on the evaluation of strategic alternatives at its October 24 conference call.

Earnings for the third quarter are expected to include approximately $23 million of provisions and charges consisting of the following items: (i) a charge of approximately $10 million due to continued charge-offs largely concentrated within certain unprofitable segments of the leasing business from prior periods;
(ii) an increase of approximately $10 million in reserve coverage for the Company's business credit card unit, of which approximately $6 to $8 million is attributable to a change in the methodology for calculating on-balance sheet reserves for this business which the Company is undertaking as a result of recent discussions with the Federal Deposit Insurance Corporation ("FDIC") relating to the implementation of the agreement between Advanta Bank Corp. and the FDIC that was previously disclosed on June 2, 2000 and the remainder of which is attributable to the maturing and growth of this portfolio; and (iii) a $3 million charge in the Company's insurance business relating to a large policy claim settled during the quarter. Excluding these items, earnings per share for the third quarter would have been in the area of $1.23 per share on a diluted basis. Similarly, operating earnings for the third quarter would have been substantially higher excluding these items.

The Company has pursued aggressive remedial initiatives in the leasing business, including the addition of experienced leadership to oversee collections. The Company has also implemented its plan to discontinue lease originations from the unprofitable segments of the broker channel and improve the yields on new originations. In addition, the Company is actively pursuing strategic alternatives for the leasing business, including its possible divestiture.

Although the Company anticipates moderate improvement in results for the fourth quarter, it expects full year operating results will be below prior guidance levels because it anticipates that the factors impacting third quarter results for the mortgage and leasing businesses will continue into the fourth quarter. In addition, the Company has received notice that one of its largest mortgage subservicing clients will move aspects of its


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servicing in-house and will terminate its subservicing contract with the Company effective during the fourth quarter. The Company expects to collect a termination fee, which will partially offset the financial impact of the cancellation of this contract.

The Company's conference call scheduled for October 24 will be broadcast simultaneously for the public over the Internet through http://www.advanta.com or http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those unable to listen to the live broadcast, replays will be available shortly after the call on the Vcall site.

Advanta (http://www.advanta.com) is a highly focused financial services company with over 2,700 employees, servicing over $26 billion of assets, including approximately $12.4 billion in managed assets and approximately $13.6 billion in assets serviced for third parties. Advanta provides consumers and small businesses with targeted financial products and services, including non-conforming mortgages, business credit cards, equipment leases, insurance and deposit products. The Company is also one of the largest servicers of non-conforming mortgages for third parties in the country.

Advanta has leveraged its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Advanta created one of the first automated underwriting and sales engines in the non-conforming mortgage industry. The Company also offers its customers and business partners a broad range of self-service financial solutions and other services on the Internet.

Advanta was named one of the 500 Most Admired Companies in America in FORTUNE Magazine's most recent annual survey. In June 2000, American Banker ranked Advanta Bank Corp. third among the top 100 community banks in the nation in terms of return on average assets.

This Amendment No. 1 to Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) the rate of prepayments; (5) interest rate fluctuations; (6) the level of expenses; (7) managed and sub-serviced receivables volume; (8) the timing of the securitizations of the Company's receivables; (9) the level of insurance policy renewals; (10) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their respective regulators; (11) relationships with significant vendors, business partners and customers; (12) the amount and cost of financing available to the Company; (13) the ratings on the debt of the Company and its subsidiaries; (14) the ability to attract and retain key personnel and


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customers; and (15) the results of the evaluation of strategic alternatives.
Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

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Form 8-K                         Advanta Corp.
October 9, 2000



Item 7.  Financial Statements and Exhibits.
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(c)      Exhibits:

         None.

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Form 8-K                         Advanta Corp.
October 9, 2000


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Advanta Corp.


                                   By: /s/ Elizabeth H. Mai
                                      ----------------------------------------
                                      Elizabeth H. Mai, Senior Vice President,
                                      Secretary and General Counsel


October 10, 2000